                                                                EXHIBIT 2.1(b)


                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               ADAPTEC, INC. AND

               CERTAIN SHAREHOLDERS OF FUTURE DOMAIN CORPORATION

                                 July 13, 1995

                               TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
1.      Certain Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1

2.      Purchase and Sale of Company Shares   . . . . . . . . . . . . . . . . . . . . . . . . . .        2
        2.1     Basic Transaction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
        2.2     The Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
        2.3     Deliveries at the Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . .        2

3.      Representations and Warranties Concerning the Transaction   . . . . . . . . . . . . . . .        3

        3.1     Representations and Warranties of the Sellers   . . . . . . . . . . . . . . . . .        3
        3.2     Representations and Warranties of The Buyer   . . . . . . . . . . . . . . . . . .        4

4.      Pre-Closing Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5

        4.1     General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
        4.2     Notice of Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
        4.3     Exclusivity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5

5.      Post-Closing Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5

        5.1     General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
        5.2     Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5

6.      Conditions to Obligation to Close   . . . . . . . . . . . . . . . . . . . . . . . . . . .        6

        6.1     Conditions to the Buyer's Obligation to Close   . . . . . . . . . . . . . . . . .        6
        6.2     Conditions to the Sellers' Obligation   . . . . . . . . . . . . . . . . . . . . .        6

7.      Survival of Representations, Warranties and Covenants . . . . . . . . . . . . . . . . . .        7

8.      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
        8.1     Termination of the Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .        7
        8.2     Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7

9.      Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7

        9.1     Press Releases and Public Announcements   . . . . . . . . . . . . . . . . . . . .        7
        9.2     No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . .        8
        9.3     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE
                                                                                                      ----
        9.4     Succession and Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
        9.5     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
        9.6     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
        9.7     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
        9.8     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
        9.9     Forum Selection; Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . .        9
        9.10    Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
        9.11    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
        9.12    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
        9.13    Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
        9.14    Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
        9.15    Incorporation of Exhibits and Schedules   . . . . . . . . . . . . . . . . . . . .       10
        9.16    Sellers' Representative   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
        9.17    Attorneys' Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11

EXHIBITS

Exhibit 3.1         Sellers' Disclosure Schedule
Exhibit 3.2         Buyer's Disclosure Schedule
Exhibit 6.1.4       General Release
Exhibit 6.2.4       Opinion of Counsel for Buyer

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement is entered into as of July 13, 1995, by and among certain holders (the "Sellers") of Common Stock of FUTURE DOMAIN CORPORATION, a California corporation (the "Company") which are signatories hereto, and ADAPTEC, INC., a California corporation (the "Buyer"). The Company, the Sellers and the Buyer are sometimes referred to herein individually as a "Party" and collectively as the "Parties."


                                    RECITALS

         The Sellers in the aggregate own 1,146,020 shares of the Company's common stock, representing approximately 12.505% of the outstanding capital stock of the Company assuming conversion into common stock of all outstanding preferred stock.

         The shareholders who own the remaining 87.495% of the Company's capital stock assuming conversion into common stock of all outstanding preferred stock (the "Majority Shareholders") are simultaneously entering into a separate stock purchase agreement with the Buyer and the Company (the "Majority Shareholder Agreement").

         This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of the Company owned by the Sellers in return for cash.

         The consummation of this Agreement and the sale of the shares hereunder is intended to occur concurrently with the sale of the shares by the Majority Shareholders under the Majority Shareholder Agreement, such that upon the closing of both transactions, the Buyer will own all of the outstanding capital stock of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:


                                   AGREEMENT

         1. Certain Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa).

         "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

         "Confidential Information" means any information concerning the business and affairs of the Company that is designated by the Company as confidential except for information which (i) was known to, or had been (or was in the process of being) independently developed by, Buyer or an Affiliate of Buyer prior to the receipt thereof from the Company; (ii) was at the time of disclosure by the Company a matter of public knowledge through no fault of the Buyer or an Affiliate of Buyer; or (iii) was or hereafter is obtained by the Buyer or an Affiliate of Buyer from a third party under no duty of confidentiality to the Company.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         2.      Purchase and Sale of Company Shares.

                 2.1 Basic Transaction. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his, her or its shares of common stock of the Company (the "Company Shares") at the Closing for the amount of $2.72783416 for each of the Company Shares then held for a total payment of $3,126,152.50 for all of such shares, in cash, payable by Buyer's check, subject to the Sellers' delivery instructions as to certain portions of the payment as set forth in Section 2.3 below. The total purchase price shall be allocated among the Sellers in proportion to their respective holdings of Company Shares as set forth in Section 3.1.5 of the Sellers' Disclosure Schedule.

                 2.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304-1050, on July 13, 1995, commencing at 9:00 a.m. local time. The date on which the Closing occurs is referred to herein as the "Closing Date".

                 2.3 Deliveries at the Closing. At the Closing, (i) each of the Sellers will deliver to the Buyer stock certificates representing all of such Seller's Company Shares, endorsed in blank or accompanied by duly executed assignment documents; (ii) each of the Sellers will deliver to the Buyer the document referred to in Section 6.1.4 below; (iii) the Buyer will deliver to the Sellers the document referred to in Section 6.2.3 below; and (iv) the Buyer will deliver the payment for the Company Shares specified in
Section 2.1.1 above as follows: (A) $65,149.02 to L.H. Friend, Weinress, Frankson and Presson ("L.H. Friend"), (B) $12,504.61 to Cooley Godward Castro Huddleson & Tatum, plus the Sellers' share of the related costs in the amount specified by the Company to the Buyer at the Closing and (C) the remainder to the Sellers, pro rata, based on their respective holdings of Company Shares.

          3.     Representations and Warranties Concerning the Transaction

                 3.1 Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.1) with respect to such Seller, except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof (and initialed by the Sellers and the Buyer), a copy of which is attached hereto as Exhibit 3.1 (referred to herein as the "Sellers' Disclosure Schedule"). The Sellers' Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 3.1.

                          3.1.1   Organization of Certain Sellers.  If the
Seller is a corporation, the Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                          3.1.2   Authorization of Transaction.  The Seller has
full power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereunder and to perform such Seller's obligations hereunder and no other proceedings on the part of such Seller are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                          3.1.3   Noncontravention.  Neither the execution and
the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the performance of the Seller's obligations hereunder, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or
(B) (i) conflict with, (ii) result in a breach of, (iii) constitute a default under, (iv) result in the acceleration of, (v) create in any party the right to accelerate, terminate, modify, or cancel, or (vi) require any notice under, any agreement, contract, lease, license, instrument, franchise, permit or other arrangement to which the Seller is a party or by which such Seller is bound or to which any of such Seller's assets is subject.

                          3.1.4    Fees.  Except as provided in (i) the
Engagement Agreement dated September 14, 1994 between the Company and L.H. Friend and (ii) Section 9.12 of this Agreement, the Seller has no liability or obligation to pay any fees or commissions to any broker, finder, agent or attorney with respect to the transactions contemplated by this Agreement.

                          3.1.5   Company Shares.  The Seller holds of record
and owns beneficially the number of Company Shares set forth next to such Seller's name in Section 3.1.5 of the Sellers' Disclosure Schedule, free and clear of any restrictions on transfer, taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands and upon delivery of the stock certificates representing the Company Shares at Closing and payment therefor as provided in Section 2.1 above, Buyer will acquire valid title thereto, free and clear of all Security Interests and restrictions on transfer. The Seller is not a party to any option, warrant, purchase night, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                 3.2 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2), except as set forth in the disclosure schedule delivered by the Buyer to the Sellers on the date hereof (and initialed by the Buyer and the Sellers), a copy of which is attached hereto as Exhibit 3.2 (referred to herein as the "Buyer's Disclosure Schedule"). The Buyer's Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 3.2.

                          3.2.1   Organization of the Buyer.  The Buyer is a
corporation duly organized, validity existing, and in good standing under the laws of the jurisdiction of its incorporation.

                          3.2.2   Authorization of Transaction.  The Buyer has
full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                          3.2.3   Noncontravention.  Neither the execution and
the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws, or (B) (i) conflict with, (ii) result in a breach of, (iii) constitute a default under, (iv) result in the acceleration of, (v) create in any party the right to accelerate, terminate, modify, or cancel, or (vi) require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the buyer is a party or by which it is bound or to which any of its assets is subject.

                          3.2.4   Brokers' Fees.  Except with respect to an
investment banking fee to be paid to Bear, Stearns & Co., Inc., the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                          3.2.5   Investment.  The Buyer is acquiring the
Company Shares for investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         4. Pre-Closing Covenants. With respect to the period between the execution of this Agreement and the Closing:

                 4.1 General. Each of the Parties will use his, her or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

                 4.2 Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of her or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 4.2, however, shall be deemed to amend or supplement Sellers' Disclosure Schedule or Buyer's Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                 4.3 Exclusivity. None of the Sellers will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will transfer or offer to transfer any of his, her or its Company Shares. None of the Sellers will vote their Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange.

         5. Post-Closing Covenants. With respect to the period following the Closing:

                 5.1 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7 below).

                 5.2 Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in her or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Person will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5.2. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers and directors and officers of the Company is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Person may disclose the Confidential Information to the tribunal; provided, however, that such disclosing Person shall use her or its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment way be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

          6.     Conditions to Obligation to Close.

                 6.1 Conditions to the Buyer's Obligation to Close. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                          6 1.1   all of the conditions to the Buyer's
obligation to close under the Majority Shareholder Agreement shall have been satisfied and such transaction shall have closed;

                          6.1.2   the representations and warranties set forth
in Section 3.1 above shall be true and correct in all respects at and as of the Closing Date;

                          6.1.3   the Sellers shall have performed and complied
with all of their covenants hereunder in a respects through the Closing, and all of the Sellers shall have tendered all of their Company Shares to the Buyer at the Closing, and

                          6.1.4   each Seller shall have executed and delivered
a general release of any claims against the Company and its successors in the form attached hereto as Exhibit 6.1.4.

          The Buyer may waive any condition (in whole or in part) specified in this Section 6 if it executes a writing so stating at or prior to the Closing.

                 6.2 Conditions to the Sellers' Obligation. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                          6.2.1   all of the conditions to the Seller's
obligation to close under the Majority Shareholder Agreement shall have been satisfied and such transaction shall have closed;

                          6.2.2   the representations and warranties set forth
in Section 3.2 above shall be true and correct in all respects at and as of the Closing Date;

                          6.2.3   the Buyer shall have performed and complied
with all of its covenants hereunder in all respects through the Closing; and

                          6 2.4   the Sellers shall have received from counsel
to the Buyer an opinion in form and substance as set forth in Exhibit 6.2.4 attached hereto, addressed to the Sellers, and dated as of the Closing Date.

         The Sellers may waive any condition specified in this Section 6.2 if they execute a writing so stating at or prior to the Closing.

         7. Survival of Representations, Warranties and Covenants. All of the representations and warranties of the Parties contained in Section 3 shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing). The covenants and agreements in this Agreement shall survive except to the extent they are officially limited by their terms.

         8.      Termination.

                 8.1 Termination of the Agreement. Certain of the Parties may terminate this Agreement as provided below:

                          8.1.1   the Buyer and the Sellers may terminate this
Agreement as to all Parties by mutual written consent at any time prior to the Closing; and

                          8.1.2   the Buyer may terminate this Agreement by
giving written notice to the Sellers' Agent at any time prior to the Closing
(A) in the event any of the Sellers has breached any representation, warranty, or covenant contained in this Agreement in any respect, the Buyer has notified the Sellers' Agent of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before July 14, 1995, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenants contained in this Agreement)

                 8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.2 above shall survive termination.

         9.      Miscellaneous.

                 9.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Sellers' Agent; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

                 9.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                 9.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof

                 9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of her or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers' Agent; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                 9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                 9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 9.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

         If to the Sellers:       Jack A. and Patricia A. Allweiss
                                  P.O. Box 2000-141
                                  Mission Viejo, CA 92690

         Copy to: Cooley Godward Castro Huddleson & Tatum 4365 Executive Drive, Suite 1200
                                  San Diego, CA 92121
                                  Attention: Frederick T. Muto, Esq.

          If to the Buyer:        Adaptec, Inc.
                                  691 S. Milpitas Blvd.
                                  Milpitas, CA 95035
                                  Attention: Christopher G. O'Meara
                                             Alicia Jayne Moore, Esq.

         Copy to:                 Wilson, Sonsini, Goodrich & Rosati
                                  Professional Corporation
                                  650 Page Mill Road
                                  Palo Alto, California 94304-1050
                                  Attention: Henry P. Massey, Jr., Esq.


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other that would cause the application of the laws of any jurisdiction other than the State of California.

                 9.9 Forum Selection; Consent to Jurisdiction. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of California. The parties hereby consent to the jurisdiction of the Superior Court of the State of California and the United States District Courts of California and waive any objections or rights as to forum nonconveniens, lack of personal or similar grounds with respect to any dispute relating to this Agreement.

                 9.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers' Agent. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior to subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

                 9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                 9.12 Expenses. Each of the Sellers and the Buyer will bear her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers will bear, pro rata with the Majority Shareholders, any and all costs and expenses of the Company (including any of its legal fees and expenses) In connection with this Agreement or any of the transactions contemplated hereby. To the extent that the amounts paid at the Closing under clauses (iv)(A), (B) and (C) of Section 2.3 of this Agreement are insufficient to satisfy the obligations of the Sellers and the Company to the respective payees, the Sellers shall pay any deficiency on a pro rata basis with the Majority Shareholders.

                 9.13 Transfer Taxes. Each Seller shall pay all sales, use, stamp, transfer and like taxes, if any, required to be paid in connection with the transfer of her or its Company Shares hereunder.

                 9.14 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                 9.15 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof

                 9.16 Sellers' Representative. The Sellers hereby appoint Patricia Allweiss as their agent and representative (the "Sellers' Agent") for the purposes of (i) representing, acting for and binding each of them for all purposes of this Agreement, including without limitation, the settlement of any controversies or disagreements between Buyer and Sellers hereunder; (ii) receiving or giving any notices to or from Sellers hereunder; and (iii) communicating with the Buyer or the Company as to any matters relating to this Agreement. In the event Patricia Allweiss, is unable, unwilling or unavailable to serve as Sellers' Representative, the Sellers hereby appoint Jack Allweiss to serve in such capacity, if he is able, willing and available, and if not, someone appointed to serve in such capacity by holders of 51% of the voting power of the Company Shares held by the Sellers immediately prior to Closing. The Buyer shall be entitled to presumptively rely without further inquiry upon all acts of, and communications from, the Sellers' Agent as being the authorized actions and communications of the Sellers' Agent as approved by the Sellers. The Sellers' Agent shall be entitled to take binding action on behalf of the Sellers upon obtaining the approval of such Sellers who immediately prior to the Closing owned at least 51% of the Company Shares held by the Sellers immediately prior to the Closing. The Sellers' Agent shall not be liable for any act done or omitted hereunder as Sellers' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Sellers shall severally indemnify the Sellers' Agent and hold such agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Sellers' Agent and arising out of or in connection with any and all actions taken by the Sellers' Agent under the provisions of this Section 9.16.

                 9.17 Attorneys' Fees. If any legal proceeding or other action for fraud or Gross Negligence relating to this Agreement is brought or otherwise initiated, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.


                                    ADAPTEC, INC.

                                    By:
                                       -----------------------------------------

                                    Title: Vice President and General Manager
                                          --------------------------------------


                                    --------------------------------------------
                                    Allan F. Pease


                                    --------------------------------------------
                                    Herbert and Marie Evander, Co-Trustees U/D/T dtd January 22, 1981


                                    CRUTTENDEN & COMPANY

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Mary D. Gierke


                                    --------------------------------------------
                                    Rolando Monterrosa


                                    --------------------------------------------
                                    Madonna Saxton

       IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                    ADAPTEC, INC.

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------

 [SEAL]                             /s/ ALLAN F. PEASE
                                    --------------------------------------------
                                    Allan F. Pease


                                    --------------------------------------------
                                    Herbert and Marie Evander, Co-Trustees U/D/T dtd January 22, 1981


                                    CRUTTENDEN & COMPANY

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Mary D. Gierke


                                    --------------------------------------------
                                    Rolando Monterrosa


                                    --------------------------------------------
                                    Madonna Saxton

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.



                                    ADAPTEC, INC.

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Allan F. Pease

[SEAL]                              /s/ HERBERT EVANDER  MARIE EVANDER
                                    --------------------------------------------
                                    Herbert and Marie Evander, Co-Trustees U/D/T
                                    dtd January 22, 1981


                                    CRUTTENDEN & COMPANY

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Mary D. Gierke


                                    --------------------------------------------
                                    Rolando Monterrosa


                                    --------------------------------------------
                                    Madonna Saxton

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.



                                    ADAPTEC, INC.

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Allan F. Pease

[SEAL]                              /s/ HERBERT EVANDER  MARIE EVANDER
                                    --------------------------------------------
                                    Herbert and Marie Evander, Co-Trustees U/D/T
                                    dtd January 22, 1981


                                    CRUTTENDEN & COMPANY

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Mary D. Gierke


                                    --------------------------------------------
                                    Rolando Monterrosa


                                    --------------------------------------------
                                    Modonna Saxton

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.



                                    ADAPTEC, INC.

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Allan F. Pease


                                    --------------------------------------------
                                    Herbert and Marie Evander, Co-Trustees U/D/T dtd January 22, 1981


                                    CRUTTENDEN & COMPANY
[SEAL]
                                    By: /s/
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Mary D. Gierke


                                    --------------------------------------------
                                    Rolando Monterrosa


                                    --------------------------------------------
                                    Madonna Saxton

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.



                                    ADAPTEC, INC.

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Allan F. Pease


                                    --------------------------------------------
                                    Herbert and Marie Evander, Co-Trustees U/D/T dtd January 22, 1981


                                    CRUTTENDEN & COMPANY

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------

[SEAL]                              /s/ MARY D. GIERKE
                                    --------------------------------------------
                                    Mary D. Gierke


                                    --------------------------------------------
                                    Rolando Monterrosa


                                    --------------------------------------------
                                    Madonna Saxton

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.


                                    ADAPTEC, INC.

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Allan F. Pease


                                    --------------------------------------------
                                    Herbert and Marie Evander, Co-Trustees U/D/T dtd January 22, 1981


                                    CRUTTENDEN & COMPANY

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Mary D. Gierke

[SEAL]                              /s/ ROLANDO MONTERROSA
                                    --------------------------------------------
                                    Rolando Monterrosa


                                    --------------------------------------------
                                    Madonna Saxton

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.


                                    ADAPTEC, INC.

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Allan F. Pease


                                    --------------------------------------------
                                    Herbert and Marie Evander, Co-Trustees U/D/T dtd January 22, 1981


                                    CRUTTENDEN & COMPANY

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Mary D. Gierke


                                    --------------------------------------------
                                    Rolando Monterrosa

[SEAL]                              /s/ MADONNA SAXTON
                                    --------------------------------------------
                                    Madonna Saxton

                                  EXHIBIT 3.2

                          BUYER'S DISCLOSURE SCHEDULE

No exceptions.

                                 EXHIBIT 6.1.4

                               RELEASE AGREEMENT

         The undersigned, pursuant to Section 6.1.4 of the Stock Purchase Agreement dated as of July __, 1995 (the "Stock Purchase Agreement"), by and between Adaptec, Inc., a California corporation ("Adaptec") and certain holders of Common Stock of Future Domain Corporation, a California corporation (the "Company") DOES HEREBY RELEASE, DISCHARGE AND ACQUIT FOREVER the Company and each of its successors and assigns, from any and all demands, claims or other liabilities (or potential demands, claims or liabilities) of every kind and character whatsoever, arising in connection with any matter whatsoever occurring on or prior to the date of this release, whether known or unknown, suspected or unsuspected (collectively, the "Subject Claims"). The undersigned acknowledges that such party has considered the possibility that such party may not fully know the number or magnitude of all the Subject Claims or other claims which such party has or may have against the Company or its successors and assigns, but nevertheless, intends to assume the risk that such party is releasing such unknown claims and agrees that this Agreement is a full and final release of any and all Subject Claims and any other claims, and expressly waives the benefits of Section 1542 of the California Civil Code which provides that:

                 "A general release does not extend the release to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         The undersigned understands and acknowledges the significance and consequences of such specific waiver of Section 1542, and hereby assumes full responsibilities for any injuries, damages or losses that each may incur as a result of such waiver.

         This release is given for good and valuable consideration received by the undersigned and to induce Adaptec to consummate the transactions described in the Stock Purchase Agreement. This release shall remain in full force and effect without regard to the expiration provisions under the Stock Purchase Agreement. Notwithstanding the generality of the foregoing, the release granted hereby shall have no effect on claims arising direct out of the Stock Purchase Agreement or upon transactions subsequent to the date hereof.

         EXECUTED this ___ day of ____________, 1995.


                                            _______________________________
                                            (Signature)

                                            _______________________________
                                            (Print Name)

                                 EXHIBIT 6.2.4

                          OPINION OF COUNSEL FOR BUYER


To the Persons Listed on Exhibit A Hereto

Ladies and Gentlemen:

        Reference is made to that certain Stock Purchase Agreement by and among Adaptec, Inc., a California corporation (the "Company") and certain shareholders (the "Sellers") of Future Domain Corporation, a California corporation ("Future Domain") dated ______________, 19__ (the "Agreement"). The Agreement provides for the sale and transfer by the Sellers of a minority of the issued and outstanding stock of Future Domain to the Company (the
"Shares"). This opinion is rendered to you pursuant to Section 6.2.4 of the Agreement, and all capitalized terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

         We have acted as counsel for the Company in connection with the negotiation of the Agreement and the effectuation of the stock purchase. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records, and other writings that we consider relevant for the purpose of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us, the legal capacity of natural persons, and the due execution and delivery of all documents by any party other than the Company where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge," with reference to matters of fact, refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company.

         The opinions hereinafter expressed are subject to the following qualifications:

         (a) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies;

         (b) We express no opinion as to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally;

To the Persons Listed on Exhibit A hereto
_________________, 19__
Page 2


         (c) We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of California. The Company has the requisite corporate power necessary to enter into the Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement by the Company and the consummation of the transactions contemplated therein have been duly authorized by the Company's Board of Directors, and no further corporate authorization is necessary on the part of the Company.

         2. The Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.

         3. No approval, authorization, consent, order or action of, or filing or registration with, any court, administrative agency or other government authority (including, without limitation, under any Federal or State securities laws) is required in connection with the execution, delivery and performance of the Agreements by the Company, except the filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, which events have occurred.

         4. The execution and delivery of the Agreement by the Company does not violate any provision of the Company's Articles of Incorporation, as amended, or Bylaws, and does not constitute a material default under provisions of any material agreement known to us to which the Company is a party or by which it is bound.

         5. To our knowledge, there is no litigation, proceeding or controversy (including, without limitation, unsettled claim), pending or threatened or anticipated by or against the Company relating to the transactions contemplated by the Agreement nor, to our knowledge, are there any judgments outstanding against the Company or to or by which the Company is or may be subject or bound which might prevent the Company from consummating the terms of the Agreement.

         This opinion is solely for your benefit and is not to be made available to or relied upon by any other person without our express prior written consent.

                               Very truly yours,

                               WILSON, SONSINI, GOODRICH & ROSATI
                               Professional Corporation

                                   EXHIBIT A

Allan F. Pease

Herbert and Marie Evander, Co-Trustees
U/D/T dtd January 22, 1981

Cruttenden & Company

Mary D. Gierke

Rolanda Monterrosa

Madonna Saxton